                                                                    EXHIBIT 23.1


                   [Hazlett, Lewis & Bieter, PLLC Letterhead]














            Consent of Independent Registered Public Accounting Firm






We hereby consent to the use of our report dated March 3, 2005, with respect to the consolidated balance sheets of Mountain National Bancshares, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended in this Amendment No. 1 to Form SB-2 Registration Statement (File No. 333-126524), and to the reference to our firm under the heading "Experts" in such Form SB-2 Registration Statement.


/s/ Hazlett, Lewis & Bieter, PLLC

Chattanooga, Tennessee
August 23, 2005